Exhibit 10.8

Additional agreement to the Commercial Lease

Between	IBM Immobilien GbR
Zur Rollers-Au 4
94244 Teisnach / Kaikenried,
Germany
- hereinafter called the Landlord -

and	congatec AG
Auwiesenstrasse 5
94469 Deggendorf, Germany
– hereinafter called the Tenant -

the following agreement is made:

In addition to the Commercial Lease dated 12/31/2004, an additional 256,62 m² of office space shall be rented from 1/1/2007 in the office building at Auwiesenstr. 5, 94469 Deggendorf, Germany.

The monthly rental payment amounts to €6.00 per square meter plus the current VAT, currently 19%.

In addition to Art. 1 Rental payment, paragraph 1 of the Commercial Lease dated 12/31/2004, the following shall be agreed on hereby:

For the complete rented space, / proportional parking lots may be used under and around the building. The parking lots in the underground parking garage may be used until revoked.

Apart from that, the provisions of the Commercial Lease dated 12/31/2004 shall apply.

Deggendorf, 12/28/2006

/s/ Heinz Iglhaut	/s/ Gerhard Edi

IM Immobilien GbR	congatec AG

- Landlord – Heinz Iglhaut	Tenant – Gerhard Edi